UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 22, 2008

(Date of earliest event reported)

TEAM FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

KANSAS

000-26335

48-1017164

(State or other jurisdiction

(Commission

(I.R.S. Employer

of incorporation)

File Number)

Identification No.)

8 West Peoria, Suite 200, Paola, Kansas, 66071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code:  (913) 294-9667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)          On April 22, 2008, the Company’s Board of Directors convened and, among other things, elected Sandra J. Moll, 44, to the Board of Directors, effective April 28, 2008.  Ms. Moll will replace Richard J. Tremblay, who resigned as a Director and as the Company’s Chief Financial Officer, for personal reasons, effective April 25, 2008.

Ms. Moll is the Company’s Chief Operating Officer and has served as a named executive officer since January 23, 2007.  Prior to her appointment as a named executive officer of the Company, Ms. Moll served as a Senior Vice President, Operations of Team Financial, Inc. for four years and Senior Vice President and Chief Operations Officer for TeamBank, N.A., a wholly-owned subsidiary of Team Financial, Inc., for eight years.  She has 20 years of cumulative banking experience, including operations, lending and retail functions.  She holds a Bachelor of Science Degree from Missouri Southern State College, attended the Graduate School of Banking at Colorado and also attended the MBA program at the University of Kansas.

Item 9.01 Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM FINANCIAL, INC.

Date: April 28, 2008	By: /s/ Bruce R. Vance
Bruce R. Vance
Interim Chief Financial Officer